[CAL-MAINE LOGO OMITTED]

                                                      Contact:  Fred Adams, Jr.
                                                                Chairman and CEO
                                                                (601) 948-6813


                            CAL-MAINE FOODS ANNOUNCES
                        FIRST QUARTER FISCAL 2004 RESULTS


JACKSON, Miss. (September 29, 2003) -- Cal-Maine Foods, Inc. (Nasdaq:CALM), today announced results for its first quarter of fiscal 2004 ended August 30, 2003.


     For the first quarter of fiscal 2004, net sales were $114.4 million, compared with net sales of $82.2 million for the first quarter of fiscal 2003. The Company reported net income of $7.8 million, or $0.66 per basic share, for the first quarter of fiscal 2004 compared with a net loss of $1.7 million, or $0.15 per basic share, for the same period last year.


     Commenting on the results, Fred Adams, Jr., chairman and chief executive officer of Cal-Maine Foods, Inc., stated, "The much improved results for the first quarter reflect considerably higher egg prices than a year ago. The better egg prices reflect stronger demand and reduced supply. As we head into the second quarter, egg prices continue to be favorable. However, the U.S. Department of Agriculture recently projected a smaller crop of corn and soybeans for the upcoming fall harvest. This will likely cause feed prices to be higher in the year ahead."


     Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs. The Company, which is headquartered in Jackson, Mississippi, currently is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 26 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.


     Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings) that could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.


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CAL-MAINE FOODS, INC.         POST OFFICE BOX 2960 - JACKSON, MISSISSIPPI  39207
                              PHONE  601-948-6813              FAX  601-969-0905

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CALM Reports First Quarter Results
Page 2
September 29, 2003



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                     CAL-MAINE FOODS, INC. AND SUBSIDIARIES
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)


                                                            13 Weeks Ended
                                                       ------------------------
                                                       August 30,    August 31,
                                                          2003          2002
                                                       ----------    ----------

Net sales                                               $114,376      $ 82,218

Gross profit                                              26,675        10,071

Operating income (loss)                                   13,420          (486)

Income (loss) before income taxes                         12,199        (2,652)

Net income (loss)                                       $  7,771      $ (1,712)

Net income (loss) per common share:
   Basic                                                $   0.66      $  (0.15)
   Diluted                                              $   0.65      $  (0.15)

Weighted average shares outstanding:
   Basic                                                  11,779        11,764
   Diluted                                                12,034        11,764

Book value per share outstanding at quarter end         $   6.26      $   4.47



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